AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is effective as of August 19, 1996 (the "Effective Date"), between COMPSCRIPT, INC., a Florida corporation (the "Company"), whose principal place of business is 1225 Broken Sound Parkway, N.W., Suite A, Boca Raton, Florida 33487, and BRIAN A. KAHAN, an individual (the "Employee"), whose address is
__________________________________________.

         WHEREAS, the Company is a Florida corporation engaged in providing consulting, pharmaceutical and accounting services to nursing home and assisted living residents; and

         WHEREAS, the Company presently employs the Employee and desires to continue to employ the Employee and the Employee desires to continue in the employ of the Company; and

         WHEREAS, the Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of providing consulting, pharmaceutical and accounting services to nursing home and assisted living residents (the "Business"); and

         WHEREAS, the Employee has created and established, at least in part, and is in possession of, the manner, methods, trade secrets and other confidential information pertaining to the Company's Business;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. AUTHORITY AND POWER DURING EMPLOYMENT PERIOD.

            a. DUTIES AND RESPONSIBILITIES. During the term of this Agreement, Employee shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Company and shall have general executive and operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the board of directors of the Company. It is further the intention of the parties that at all times during the "Term," as hereinafter defined, of this

Agreement, the Employee shall serve as a member of the board of directors of the Company and shall be elected and serve through the Term of the Agreement as chairman of the board of directors. In the event Employee shall at any time not be on the board of directors of the Company and serving as chairman of such board, it shall be presumed (if Employee so elects) that the Employee has been terminated other than for cause and Employee shall have all of the rights specified in Section 6.h. of this Agreement just as if the Employee had been terminated "Without Cause."

            b. TIME DEVOTED. Throughout the term of the Agreement, the Employee shall devote substantially all of the Employee's business time and attention to the business and affairs of the Company consistent with the Employee's senior executive position with the Company, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Employee from engaging in personal business and/or serving as a member of the board of directors of other related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Employee's duties and responsibilities under this Agreement.

         4. TERM. The Term of employment hereunder will commence on the Effective Date as set forth above and be for five (5) years from the Effective Date provided that the Employee shall be entitled to three one-year extensions to be exercisable by written notice given by Employee to the Company at least forty-five (45) days before the expiration of the Term or a Renewal Term, as the case may be, unless terminated pursuant to Section 6 of this Agreement.

         5. COMPENSATION AND BENEFITS.

            a. SALARY. The Employee shall be paid a base salary (the "Base Salary"), payable bi-weekly, at an annual rate of no less than Three Hundred Thousand Dollars ($300,000) for the first year, with annual incremental increases of the greater of: (i) the percentage increase in the Consumer Price Index, all items, as published by the United States Department of Labor, since the Effective Time (in the case of the first annual increase) or since the most recent anniversary of the Effective Time (in the case of all subsequent annual increases), or (ii) six percent (6%) of the previous year's base salary.

            b. BONUS COMPENSATION.

               i. OPTIONS. Employee shall be granted 160,000 options to purchase CompScript, Inc. Common Stock at an exercise price of $5.13. Such options shall vest immediately and expire ten (10) years from the date of this agreement.

               ii. PERFORMANCE-BASED BONUS. Employee shall be entitled to a performance based bonus equal to 10 percent (10%) of net pre-tax profits for each year. The performance-based bonus shall be payable annually.


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

            c. EMPLOYEE BENEFITS. The Employee shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

            d. VACATION. During each fiscal year of the Company, the Employee shall be entitled to reasonable time and to utilize such vacation as the Employee shall determine; provided however, that the Employee shall evidence reasonable judgment with regard to appropriate vacation scheduling. Notwithstanding the foregoing, employee shall be entitled to four (4) weeks vacation per year.

            e. BUSINESS EXPENSE REIMBURSEMENT. During the Term and any Renewal Term of employment, the Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Employee properly accounts therefor.

            f. AUTOMOBILE EXPENSES. The Company shall provide the Employee with an automobile of the Employee's choice. The Company shall also be responsible for all expenses in connection with such automobile including, but not limited to, maintenance, insurance and gas.

            g. MEMBERSHIPS, DUES. The Company shall provide to the Employee a membership in a social, charitable or religious organization or club, which membership shall be either in the name of the Employee or in the name of the Company, as determined by the Employee

            h. CHARITABLE CONTRIBUTIONS. The Company shall pay or reimburse the Employee for charitable donations or contributions made, which amount and which charities shall be determined in the sole discretion of the Employee, provided, however, that such donations or contributions shall not exceed $25,000 in any fiscal year.

            i. LIFE INSURANCE. The Company shall pay or reimburse Employee for premiums and other charges associated with such life insurance policies as Employee and the Company shall mutually agree.

         6. CONSEQUENCES OF TERMINATION OF EMPLOYMENT.

            a. DEATH. In the event of the death of the Employee during the Term or any Renewal Term of the Agreement, salary shall be paid to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee for a period of one (1) year from and after the date

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
of death. The Company shall also be obligated to pay to the Employee's estate or heirs, as the case may be, such amount of Bonus based upon (i) the formula set forth in Section 5(b) of this Agreement for the fiscal year in which the death of the Employee occurred, (ii) divided by twelve (12); and (iii) then multiplied by the number of months or any portions thereof the Employee was employed by the Company just prior to the Employee's death. Except as set forth herein, other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

            b. DISABILITY.

               i. In the event of the Employee's disability, as hereinafter defined, the Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Employee, but in all events the Employee shall continue to receive the Employee's salary for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than 180 days from the date on which the disability has deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Employee by the Company.

               ii. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Employee is unable by reason of sickness or accident, to perform the Employee's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Employee has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

               Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Employee becomes reemployed, whether as an Employee or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Employee from such employment shall offset any salary continuation due to the Employee hereunder commencing with the date of re-employment.

            c. TERMINATION BY THE COMPANY FOR CAUSE.

               i. Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6(c). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

               ii. "Cause" shall mean and include those actions or events specified below in subsections (A) through (E) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) Committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company;
      (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof; or (E) any assignment of this Agreement by the Employee in violation of Section 14 of this Agreement. Anything herein to the contrary notwithstanding, the employment of Employee shall not be terminable by the Company for Cause if the grounds for such termination includes, but is not limited to: (i) the result of bad judgment or poor economic results on the part of the Employee, (ii) any act or omission believed by Employee in good faith to have been in or not opposed to the interests of the Company, or (iii) any act or omission in respect of which a determination could properly be made that Employee met the applicable standard of conduct described for indemnification or reimbursement or payment of expenses under the Articles of Incorporation or Bylaws of the Company or the laws of the State of Florida or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission.

               iii. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in this Section 6(c) contained in this Agreement and specifying the particulars thereof and the Employee shall be given a thirty (30) day period to cure such conduct, if possible.

            d. TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE.

               i. The foregoing notwithstanding, the Company may terminate the Employee's employment for whatever reason it deems appropriate provided, however, that in the event such termination is not based on cause, as provided in Section 6(c) above, the Company may terminate this Agreement upon giving three (3) months' prior written notice. During such three (3) month period, the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement. The Employee will receive, at the Employee's option either (A) a lump sum equal to the "Compensation and Benefits," as

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
      hereinafter defined, for the remaining balance of the Term of this Agreement, at the then current rate, reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (B) for the remaining balance of the Term or any Renewal Term of this Agreement from and after the date of any such termination and the Company shall on the last day of each calendar month pay to the Employee such "Compensation and Benefits," which shall be an amount equal to (Y) one hundred percent (100%) of the Employee's compensation and benefits set forth in Section 5, which shall specifically include the Base Salary and Bonus, which Bonus shall be payable on a pro-rata basis for the year in which the Employee' employment was terminated other than for cause (the "Compensation and Benefits"), on the date of any such termination, divided by (Z) twelve
      (12); provided however that if (A) there is a decrease in the Employee's Compensation and Benefits, which specifically include the Employee's then Base Salary and Bonus, for any reason other than the targets set forth in
      Section 5(b) are not met, and (B) the Employee is terminated without cause, the Compensation and Benefits shall be as existed immediate prior to such a decrease. The Employee will be entitled to continued Compensation and Benefits coverage and credits as provided in Section 5 or to reimbursement for the cost of providing the Employee with comparable benefit coverage during the term in which the Employee is receiving payments from the Company after termination pursuant to Section 6(d). Such benefit coverage will not be offset by comparable coverage provided to the Employee in connection with subsequent employment.

               ii. In the event that the Employee's employment with the Company is terminated pursuant to this Section 6(d), Section 6(f) or Section 6(g),
      Section 7(a) of this Agreement and all references thereto shall be inapplicable as to the Employee and the Company.

               iii. The foregoing notwithstanding, the Employee's employment may not be terminated by the Company for any reason other than pursuant to
      Section 6(a), Section 6(b) and/or Section 6(c) during the first three (3) years of this Agreement.

            e. VOLUNTARY TERMINATION. In the event the Employee terminates the Employee's employment on the Employee's own volition (except as provided in Section 6(f) and/or Section 6(g)) prior to the expiration of the Term or during any Renewal Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

            f. CONSTRUCTIVE TERMINATION OF EMPLOYMENT. If the Employee so elects, a termination by the Company without Cause under Section 6(d) shall be deemed to have occurred upon the occurrence of one or more of the following events without the EXPRESS written consent of the Employee:

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
               i. a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Employee's position as described in Section 3; or

               ii. five percent (5%) reduction in the Employee's base salary or any change in the method of calculating Employee's Bonus Compensation hereunder which would be detrimental to Employee in any respect; or

               iii. a material breach of the Agreement by the Company;

or

               iv. a material reduction of the Employee's benefits under any employee benefit plan, program or arrangement (for Employee individually or as part of a group) of the Company as then in effect or as in effect on the Effective Date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

               v. failure by a successor company to assume the obligations under the Agreement.

               vi. a change in the Executive principal office to a location outside the Broward and Palm Beach County, Florida area.

Anything herein to the contrary notwithstanding, the Employee shall give written notice to the Board of Directors of the Company that the Employee believes an event has occurred which would result in a Constructive Termination of the Employee's employment under this Section 6(f), which written notice shall specify the particular act or acts, on the basis of which the Employee intends to so terminate the Employee's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6(f) (whether such second occurrence be of the same or a different event specified in subsections (i) through (v) above).

            g. TERMINATION FOLLOWING A CHANGE OF CONTROL.

               i. In the event that a "Change in Control" or an "Attempted Change in Control" as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Employee shall have the right to terminate the Employee's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Employee's employment with the Company pursuant to this Section 6(g)(i), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

               ii. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                   (A) any "person", other than the Employee, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                   (B) the individuals who at the commencement date of the
            Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                   (C) there is a failure to elect four or more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                   (D) the business of the Company for which the Employee's
            services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Section 6(g)(ii) will not apply where the Employee gives the Employee's explicit written waiver stating that for the purposes of this Section 6(g)(ii) a Change in Control shall not be deemed to have occurred. The Employee's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

            An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

            iii. In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Employee under this Agreement, for any reason other than for Cause as defined in Section 6(c), or the Employee's employment is constructively terminated as defined in
      Section 6(g)(iv), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

            iv. For purposes of this Section 6(g), the Employee's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the
      Employee:

                   (A) Significant change in the nature or scope of the
            authorities, powers, functions, duties or responsibilities attached to Employee's position as described in Section 3; or

                   (B) A five percent (5%) reduction in the Employee's salary below the salary in effect immediately prior to such reduction or a reduction in the target bonus participation under Section 5(d) as a percentage of salary; or

                   (C) Material breach of the Agreement by the Company; or

                   (D) Material reduction of the Employee's benefits under any employee benefit plan, program or arrangement (for Employee individually or as part of a group) of the Company as then in effect or as in effect on the effective date or the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                   (E) Failure by a successor company to assume the obligations under the Agreement; or

                   (F) Change in the Employee's principal office to a location outside the Palm Beach-Broward County, Florida area.

            v. Anything in this Section 6(g) to the contrary notwithstanding, in no event will any action or non-action by the Employee at any time prior to the first anniversary date of the applicable Change in Control or Attempted Change in Control (including any action or non-action prior to the effective date of this Agreement) be deemed consent to any of the events described in this Section 6(g).

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
            vi. Anything herein to the contrary notwithstanding, in the event the circumstances giving rise to an Attempted Change in Control are included in those circumstances giving rise to an actual Change in Control the twelve (12) month period under this Section 6 will be deemed to have recommenced on the date the actual Change in Control occurred.

         7. COVENANT NOT TO COMPETE AND NON-DISCLOSURE OF INFORMATION.

            a. COVENANT NOT TO COMPETE. Except as set forth in Section 6(d)(ii) of this Agreement, the Employee acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following:

            i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

            ii. That during the Restricted Period and within the Restricted Area, the Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

            iii. That during the Restricted Period and within the Restricted Area, the Employee will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then ( or was at any time within six (6) months prior to the date Employee or the Competitive Business employs or seeks to employ such person) employed by the Company.

            iv. That during the Restricted Period the Employee will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company.

            b. NON-DISCLOSURE OF INFORMATION. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients, and (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Employee agrees that all Proprietary Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company shall be considered confidential.

         In recognition of this fact, the Employee agrees that the Employee, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Employee or that come into the Employee's possession during the Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision (Section 10) of this Agreement.

            c. DOCUMENTS. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

            d. COMPANY'S CLIENTS. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

            e. RESTRICTIVE PERIOD. The "Restrictive Period" shall be deemed to be during the Term or Renewal Term of this Agreement and for a period of twelve
(12) months following termination of this Agreement).

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
            f. RESTRICTED AREA. The Restricted Area shall be deemed to mean any county of any state in which the Company is providing service at the time of termination.

            g. BUSINESS ACTIVITIES. "Business Activities" shall be deemed to include any business activities concerning consulting, pharmaceutical and accounting services to nursing homes and assisted living residents provided by the Company and any additional activities which the Company or any of its affiliates may engage in during the term of this Agreement.

            h. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7(a) and (b) are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.

            i. SURVIVAL AFTER TERMINATION OF AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7(a) and
(b) shall survive the termination of this Agreement and the Employee's employment with the Company.

            j. REMEDIES.

               i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of
      Section 7(a) or (b) herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Section 7(a) or (b), the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

               ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach

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
      or threatened breach of Section 7(a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

      8. INDEMNIFICATION. The Employee shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Employee's employment with the Company, subject to all the provisions of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and Florida law. To the extent that any such payments by the Company pursuant to the Company's Articles of Incorporation and/or Bylaws may be subject to repayment by the Employee pursuant to the provisions of the Company's Articles of Incorporation or Bylaws, or pursuant to Florida or Federal law, such repayment shall be due and payable by the Employee to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Employee's employment with the Company and as to which Employee has been covered by such applicable provisions.

      9. WITHHOLDING. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

      10. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

      11. WAIVER. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the

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performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

      12. COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

      13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

      14. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

      15. GOVERNING LAW. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

      16. FURTHER ASSURANCES. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

      17. HEADINGS. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

      18. SURVIVAL. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

      19. SEVERABILITY. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence,
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
lause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

      20. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

      21. VENUE. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

      22. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:                                       THE COMPANY:
                                               COMPSCRIPT, INC.

                                               By: /S/ GARY SPLAIN
-----------------------------                      --------------------------


Witness:                                       THE EMPLOYEE:

                                               /S/ BRIAN A. KAHAN
-----------------------------                  ------------------------------
                                               Brian A. Kahan

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